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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

As of September 28, 2002 the Company's subsidiaries, all wholly-owned and incorporated in California (except where noted otherwise) were:

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
         Banner Marketing, Inc.
         Certified Grocers of California, Ltd.
(4)      United Grocers, Inc.
         Grocers and Merchants Insurance Service, Inc.
         Grocers Capital Company
         Grocers Specialty Company
         Grocers Development Center, Inc.
         Preferred Public Storage Company
         Crown Grocers, Inc.
         Grocers General Merchandise Company
(1)      Unified International, Inc.
(2)      Springfield Insurance Company
(3)      Sav Max Foods, Inc.
(4)      Northwest Process, Inc.
(4)      R&R Liquidating Corporation
         U.G. Resources, Inc.
(4)      United Resources, Inc.
(4)      Western Security Services, Ltd.
(4)      Western Passage Express, Ltd.
(5)      Springfield Insurance Company Limited

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(1)      Incorporated in Delaware
(2)      Outstanding capital shares are owned by Grocers and Merchants Insurance Services, Inc.
(3)      Outstanding capital shares are owned by Crown Grocers, Inc.
(4)      Incorporated in Oregon
(5)      Incorporated in Bermuda
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